Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent consultants, Netherland, Sewell & Associates, Inc. hereby consents to the incorporation by reference in the Annual Report on Form 10-K of W&T Offshore, Inc. to be filed on or about March 8, 2023, of information from our reserves report with respect to the reserves of W&T Offshore, Inc. dated January 26, 2023, and entitled "Estimates of Reserves and Future Revenue to the W&T Offshore, Inc. Interest in Certain Oil and Gas Properties Located in State Waters Offshore Alabama, Louisiana, and Texas, and in the Gulf of Mexico as of December 31, 2022", and to the use of our reports on reserves and the incorporation of the reports on reserves for the years ended 2018, 2019, 2020 and 2021. We further consent to the incorporation by reference of information contained in our report dated January 26, 2023, in the Registration Statements (Form S-3 Nos. 333-260248 and 333-214168) of W&T Offshore, Inc. and in the Registration Statements (Form S-8 No. 333-219747) pertaining to the W&T Offshore, Inc. Amended and Restated Incentive Compensation Plan, as amended and the Registration Statements (Form S-8 Nos. 333-126252 and 333-238210) pertaining to the W&T Offshore, Inc. 2004 Directors Compensation Plan. We also consent to W&T Offshore, Inc.'s use of the phrase "independent petroleum consultant" as referencing Netherland, Sewell & Associates, Inc.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Eric J. Stevens, P.E.
Eric J. Stevens, P.E. President and Chief Operating Officer

Dallas, Texas

March 8, 2023

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